Item 77D  Policies with Respect to Security Investments  Form N-SAR  03/31/2014

During the period covered by this report, the Strategic Income Fund was permitted to invest in First Investors Tax Exempt Income Fund, First
Investors Tax Exempt Opportunities Fund and First Investors Floating Rate Fund.